Exhibit 3.2

Community Financial System, Inc.

Bylaws

COMMUNITY FINANCIAL SYSTEM, INC.

BYLAWS

Community Financial System, Inc.

Bylaws

COMMUNITY FINANCIAL SYSTEM, INC.

BYLAWS

ARTICLE 1 Stockholders		1

1.1	Place of Meeting	1
1.2	Annual Meeting	1
1.3	Business at Annual Meeting	1
1.4	Special Meetings	2
1.5	Fixing Record Date	2
1.6	Notice of Meetings of Stockholders	3
1.7	Waivers of Notice	4
1.8	List of Stockholders	4
1.9	Quorum of Stockholders; Adjournment	4
1.10	Voting; Proxies	5
1.11	Selection and Duties of Inspectors at Meetings of Stockholders	5
1.12	Organization	6
1.13	Order of Business	6
1.14	Postponement of Meeting	7

ARTICLE 2 Directors		7

2.1	General Powers	7
2.2	Number, Election and Term of Directors	7
2.3	Nomination of Directors	8
2.4	Election	12
2.5	Newly Created Directorships and Vacancies	12
2.6	Resignations	12
2.7	Removal of Directors	12
2.8	Compensation	12
2.9	Place and Time of Meetings of the Board	13
2.10	Organizational Meetings	13
2.11	Regular Meeting	13
2.12	Special Meeting	13
2.13	Adjourned Meetings	13
2.14	Waiver of Notice	14
2.15	Organization	14
2.16	Quorum of Directors	14
2.17	Action of the Board	15
2.18	Term of Office	15
2.19	Chair of the Board	15
2.20	Vice Chair	15
2.21	Emergency Bylaws	15

ARTICLE 3 Committees of the Board		16

3.1	Committees	16
3.2	Committee Designations and Chairs	17

i

Community Financial System, Inc.

Bylaws

ARTICLE 4 Officers		17

4.1	Officers	17
4.2	Removal of Officers	17
4.3	Resignations	18
4.4	Vacancies	18
4.5	Compensation	18
4.6	President	18
4.7	Vice Presidents	19
4.8	Secretary	19
4.9	Treasurer	20
4.10	Assistant Secretaries and Assistant Treasurers	20

ARTICLE 5 Contracts, Checks, Drafts, Bank Accounts, Etc.		20

5.1	Execution of Contracts	20
5.2	Loans	20
5.3	Checks, Drafts, Etc.	21
5.4	Deposits	21

ARTICLE 6 Stock and Dividends		21

6.1	Certificates Representing Shares	21
6.2	Transfer of Shares	21
6.3	Transfer and Registry Agents	22
6.4	Lost, Destroyed, Stolen and Mutilated Certificates	22
6.5	Regulations	22
6.6	Restriction on Transfer of Stock	23
6.7	Dividends, Surplus, Etc.	23

ARTICLE 7 Indemnification		24

7.1	Indemnification of Officers and Directors	24
7.2	Indemnification of Other Person	24
7.3	Insurance	24

ARTICLE 8 MISCELLANEOUS		24

8.1	Corporate Seal	24
8.2	Fiscal Year	25
8.3	Books to be Kept	25

ARTICLE 9 Voting of Shares Held		25

ARTICLE 10 Amendments		25

ii

BYLAWS

OF

COMMUNITY FINANCIAL SYSTEM, INC.

ARTICLE 1
Stockholders

1.1       Place of Meeting. Every meeting of the stockholders (the “Stockholders”) of Community Financial System, Inc. (the “Corporation”) shall be held at the office of the Corporation or at such other place within or without the State of Delaware or solely by means of remote communication pursuant to Section 211(a)(2) of the Delaware General Corporation Law (the “General Corporation Law”), as shall be specified or fixed in the notice of such meeting or in the waiver or notice thereof.

1.2       Annual Meeting. A meeting of Stockholders shall be held annually for the election of Directors and the transaction of other business at such hour and on such day as may be determined by the Board of Directors (the “Board”) and designated in the notice of meeting.

1.3       Business at Annual Meeting. At an annual meeting of Stockholders, only such business or proposals (“Business”) shall be conducted as shall have been properly brought before an annual meeting. To be properly brought before an annual meeting, the Business must be: (a) specified in the notice of annual meeting (or any supplement thereto) given by or at the direction of the Board; (b) otherwise properly brought before an annual meeting by or at the direction of the Board; or (c) otherwise properly brought before an annual meeting in accordance with this Section of the Bylaws.

For Business to be properly brought before an annual meeting by a Stockholder, the Stockholder must give timely written notice of the Business to be brought before an annual meeting to the Secretary of the Corporation. To be timely, a Stockholder’s written notice must be delivered or mailed to and actually received at the Company’s principal headquarters at least 45 days prior to the date of the annual meeting, provided, however, that if less than 60 days notice of the annual meeting is given, then the Stockholder’s written notice of the Business to be brought before the annual meeting must be so received not later than the close of business on the 15th day following the date on which such notice of the date of annual meeting was mailed. A Stockholder’s written notice to the Secretary of the Corporation of the Business to be brought before the annual meeting shall set forth as to each matter: (a) a brief description of the Business desired to be brought before the annual meeting; (b) name and address of the Stockholder proposing the Business to be brought before the annual meeting; (c) the class and number of shares of the Corporation held by the Stockholder proposing to bring Business before an annual meeting; (d) any material interest of the Stockholder making the written submission in the Business to be brought before the annual meeting; and (e) the same information required by clauses (b), (c), and (d) above with respect to any other Stockholder that, to the knowledge of the Stockholder proposing such Business, supports such proposal.

Community Financial System, Inc.

Bylaws

Notwithstanding anything in the Corporation’s Bylaws to the contrary, no Business shall be conducted at an annual meeting except in accordance with the provisions and procedures set forth in this Section of the Corporation’s Bylaws.

The presiding officer of an annual meeting shall, if the facts warrant, determine and declare to the annual meeting that the Business was not properly brought before the meeting, and, in accordance with the provisions of this Section of the Corporation’s Bylaws, the presiding officer of the meeting shall so declare to the annual meeting, and any such Business not properly brought before the meeting shall not be transacted.

1.4       Special Meetings. A special meeting of Stockholders unless otherwise prescribed by statute, may be called at any time by the Board or by the Chair of the Board or by the Executive Committee of the Board. At any special meeting of Stockholders, only such Business may be transacted as is related to the purpose or purposes of such meeting set forth in the notice thereof given pursuant to Section 1.6 of the Bylaws or in any waiver of notice thereof given pursuant to Section 1.7 of the Bylaws.

1.5       Fixing Record Date. For the purpose of determining the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or for the purpose of determining Stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix, in advance, a date as the record date for any such determination of Stockholders. Such date shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no such record date is fixed:

(a) The record date for determining Stockholders entitled to notice of or to vote at a meeting of Stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held;

(b) The record date for determining Stockholders for any purpose other than those specified in Section 1.5(a) shall be at the close of business on the day on which the Board adopts the resolution relating thereto. When a determination of Stockholders entitled to notice of or to vote at any meeting of Stockholders has been made as provided in this Section 1.5, such determination shall apply to any adjournment thereof, unless the Board fixes a new record date for the adjourned meeting.

Community Financial System, Inc.

Bylaws

1.6       Notice of Meetings of Stockholders. Except as otherwise provided in Sections 1.5 and 1.7 of the Bylaws, whenever under the General Corporation Law or the Certificate of Incorporation or the Bylaws, Stockholders are required or permitted to take any action at a meeting, written notice shall be given stating the place, date and hour of the meeting, the means of remote communications, if any, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. A copy of the notice of any meeting shall be given, personally or by mail, not less than ten nor more than sixty days before the date of the meeting, to each Stockholder entitled to notice of or to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, with postage prepaid, directed to the Stockholder at his or her address as it appears on the records of the Corporation. In addition, if given by electronic mail, then such notice by electronic mail shall be deemed to be given when directed to such Stockholder’s electronic mail address (unless such Stockholder has notified the Corporation in writing or by electronic transmission of an objection to receiving notices by electronic mail or such notice is prohibited by the General Corporation Law to be given by electronic means). If such notice is transmitted by any other form of electronic transmission, such notice shall be deemed to be given when directed to the Stockholder. An affidavit of the Secretary or and Assistant Secretary or of the transfer agent of the Corporation that the notice required by this section has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted at the meeting as originally called. If, however, the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at the meeting.

Community Financial System, Inc.

Bylaws

1.7       Waivers of Notice. Notice of meeting need not be given to any Stockholder who submits a signed waiver of notice, in person or by proxy, or a waiver by electronic transmission, whether before or after the meeting. The attendance of any Stockholder at a meeting, in person or by proxy, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any Business because the meeting is not lawfully called or convened, shall constitute a waiver of notice by such Stockholder.

1.8       List of Stockholders. The Corporation shall prepare, no later than the tenth day before each meeting of Stockholders, a complete list of the Stockholders entitled to vote at the meeting (provided, however, if the record date for determining the Stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the Stockholders entitled to vote as of the tenth day before the meeting), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each Stockholder. Such list shall be open to the examination of any Stockholder for any purpose germane to the meeting for a period of 10 days ending on the day before the meeting date: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the corporation. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the Stockholders entitled to examine the list of stockholders required by this Section 1.8 or to vote in person or by proxy at any meeting of Stockholders.

1.9       Quorum of Stockholders; Adjournment. The holders of one-third or more of the shares of stock entitled to vote at any meeting of Stockholders, present in person or represented by proxy, shall constitute a quorum for the transaction of any business at such meeting. When a quorum is once present to organize a meeting of the Stockholders, it is not broken by the subsequent withdrawal of any Stockholders and a quorum shall be deemed to exist for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for the adjourned meeting. The holders of a majority of the shares of stock present in person or represented by proxy at any meeting of Stockholders, including an adjourned meeting, whether or not a quorum continues to be present, may adjourn such meeting to another time and place. At an adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder entitled to vote at the meeting.

Community Financial System, Inc.

Bylaws

1.10       Voting; Proxies. Unless otherwise provided in the Certificate of Incorporation, every Stockholder of record shall be entitled at every meeting of Stockholders to one vote for each share of capital stock standing in his or her name on the record of Stockholders determined in accordance with Section 1.8 of the Bylaws. If the Certificate of Incorporation provides for more or less than one vote for any share, on any matter, every reference in the Bylaws or the General Corporation Law to a majority or other proportion of stock shall refer to such majority or other proportion of the votes of such stock.

The provisions of Sections 212 and 217 of the General Corporation Law shall apply in determining whether any shares of capital stock may be voted and the person, if any, entitled to vote such shares; but the Corporation shall be protected in treating the persons in whose names shares of capital stock stand on the record of Stockholders as owners thereof for all purposes. At any meeting of Stockholders (at which a quorum was present to organize the meeting), all matters, except as otherwise provided by law or by Certificate of Incorporation or by the Bylaws, shall be decided by a majority of the votes cast at such meeting by the holders of shares present in person or represented by proxy and entitled to vote thereon, whether or not a quorum is present when the vote is taken. All elections of Directors shall be written ballot unless otherwise provided in the Certificate of Incorporation or, if authorized by the Board, such requirement for a written ballot may be satisfied by a ballot submitted by electronic submission provided that such electronic submission meets the requirements of Section 211(e) of the General Corporate Law. In voting on any other question on which a vote by ballot is required by law or is demanded by any Stockholder entitled to vote, the voting shall be by ballot. Each ballot shall be signed by the Stockholders voting or by his or her proxy, and shall state the number of shares voted. On all other questions, the voting may be viva voce. Every Stockholder entitled to vote at a meeting of Stockholders may authorize another person or persons to act for him or her by proxy. The validity and enforceability of any proxy shall be determined in accordance with Section 212 of the General Corporation Law.

1.11       Selection and Duties of Inspectors at Meetings of Stockholders. The Board, in advance of any meeting of Stockholders, may appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at such meeting may, and on the request of any Stockholder entitled to vote thereat shall, appoint one or more inspectors.

Community Financial System, Inc.

Bylaws

In case any person appointed fails to appear or act, the vacancy may be filled by appointment made by the Board in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability. The inspector of inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all Stockholders. On request of the person presiding at the meeting or any Stockholder entitled to vote thereat, the inspector or inspectors shall make a report in writing of any challenge, question or matter determined by him, her, or them and execute a certificate of any fact found by him, her or them. Any report or certificate made by the inspector or inspectors shall be prima facie evidence of the facts stated and of the vote as certified by him or them.

1.12       Organization. At every meeting of Stockholders, the Chair, or in the absence of the Chair, the Vice Chair, or in the absence of the Vice Chair, the President, or in the absence of the President, a Vice President, and in case more than one Vice President shall be present, that Vice President designated by the Board (or in the absence of any such designation, the most senior Vice President, based on age, present), shall act as chair of the meeting. The Secretary, or in his or her absence one of the Assistant Secretaries, shall act as secretary of the meeting.

In case none of the officers above designated to act as chair or secretary of the meeting, respectively, shall be present, a chair or a secretary of the meeting, as the case may be, shall be chosen by a majority of the votes cast at such meeting by the holders of shares of capital stock present in person or represented by proxy and entitled to vote at the meeting.

1.13       Order of Business. The order of business at all meetings of Stockholders shall be as determined by the chair of the meeting, but the order of business to be followed at any meeting at which a quorum is present may be changed by a majority of the votes cast at such meeting by the holders of shares of capital stock present in person or represented by proxy and entitled to vote at the meeting.

Community Financial System, Inc.

Bylaws

1.14       Postponement of Meeting. Any annual meeting of Stockholders or any special meeting of Stockholders called by the Chair, the Board, or the Executive Committee of the Board, may be postponed at any time or from time to time after written notice of the meeting has been delivered to Stockholders by action of the Board or a duly authorized committee thereof. Any such postponement or postponements shall be disclosed in any public filing with the SEC or by means of a press release to Dow Jones News Service, Associated Press, or any comparable national news service promptly following such postponement, and promptly thereafter written notice of such postponement stating the place, day, and hour to which the meeting was postponed shall be delivered to each Stockholder of record entitled to vote at such meeting.

ARTICLE 2
Directors

2.1       General Powers. Except as otherwise provided in the Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board. The Board may adopt such rules and regulations, not inconsistent with the Certificate of Incorporation or the Bylaws or applicable laws, as it may deem proper for the conduct of its meetings and the management of the Corporation. In addition to the powers expressly conferred by the Bylaws, the Board may exercise all powers and perform all acts which are not required, by the Bylaws or the Certificate of Incorporation or by law, to be exercised and performed by the Stockholders. The Board shall annually elect a Chair of the Board from among its members who shall, when present preside at its meetings and perform the duties more fully described in Section 2.19.

2.2       Number, Election and Term of Directors. The Board shall consist of one or more members, fixed from time to time exclusively by the Board. Directors elected at each annual or special meeting of Stockholders shall hold office until the next annual meeting of Stockholders, and until their successors are elected and qualified or until their earlier retirement, resignation or removal.

Community Financial System, Inc.

Bylaws

2.3      Nomination of Directors. (a) Except for any Directors entitled to be elected by the holders of preferred stock, only persons who are nominated in accordance with the procedures in this Section 2.3 shall be eligible for election as Directors at any meeting of Stockholders. Nomination for election to the Board at a meeting of Stockholders may be made only (i) by or at the direction of the Board or (ii) by any Stockholder of the Corporation who (x) has given timely notice thereof in writing to the Secretary in accordance with the procedures in, and otherwise complies with, this Section 2.3, (y) is a Stockholder of record who is entitled to vote for the election of such nominee on the date of the giving of such notice and on the record date for the determination of Stockholders entitled to vote at such meeting and (z) is entitled to vote at such meeting. Notwithstanding the foregoing or anything herein to the contrary, a Stockholder of the Corporation may make nominations for election to the Board at a special meeting of Stockholders pursuant to the foregoing clause (ii) only if the Board has determined, in accordance with Section 1.4, that Directors shall be elected at such special meeting and at such time that the Stockholders are not prohibited from filling vacancies or newly created directorships on the Board. The number of nominees a Stockholder may nominate for election at a meeting (or in the case of one or more Stockholders giving the notice on behalf of a beneficial owner, the number of nominees such Stockholders may collectively nominate for election at the meeting on behalf of such beneficial owner) shall not exceed the number of Directors to be elected at such meeting.

(b) To be timely, a Stockholder’s notice must be received in writing by the Secretary at the principal executive office of the Corporation as follows: (1) in the case of an election of directors at an annual meeting of Stockholders, not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, or if no annual meeting was held or deemed to have been held in the preceding year, a Stockholder’s notice must be so received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was given or public disclosure of the date of such annual meeting was made, whichever first occurs; or (2) in the case of an election of Directors at a special meeting of Stockholders, provided that the Board has determined, in accordance with Section 1.4, that Directors shall be elected at such special meeting and the Stockholders are not then prohibited from filling vacancies or newly created directorships on the Board, and provided further that the nomination made by the Stockholder is for one of the director positions that the Board has determined will be filled at such special meeting, not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of (x) the 90th day prior to such special meeting and (y) the tenth day following the day on which notice of the date of such special meeting was given or public disclosure of the date of such special meeting was made, whichever first occurs. In no event shall the adjournment or postponement of a meeting (or the public disclosure thereof) commence a new time period (or extend any time period) for the giving of a Stockholder’s notice.

Community Financial System, Inc.

Bylaws

The Stockholder’s notice to the Secretary shall set forth: (A) as to each proposed nominee (1) such person’s name, age, business address and, if known, residence address, (2) such person’s principal occupation or employment, (3) the class and series and number of shares of stock of the Corporation that are, directly or indirectly, owned, beneficially or of record, by such person, (4) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among (x) the Stockholder, the beneficial owner, if any, on whose behalf the nomination is being made and the respective affiliates and associates of, or others acting in concert with, such Stockholder and such beneficial owner (each, a “Stockholder Associated Person”), on the one hand, and (y) each proposed nominee, and such nominee’s respective affiliates and associates, or others acting in concert with such nominee(s), on the other hand, including all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K if the Stockholder making the nomination and any beneficial owner on whose behalf the nomination is made or any Stockholder Associated Person were the “registrant” for purposes of such Item and the proposed nominee were a Director or executive officer of such registrant, and (5) any other information concerning such person that must be disclosed as to nominees in proxy solicitations pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and (B) as to the Stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is being made (1) the name and address of such Stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (2) the class and series and number of shares of stock of the Corporation that are, directly or indirectly, owned, beneficially or of record, by such Stockholder and such beneficial owner, (3) a description of any material interest related to the nomination of such Stockholder, such beneficial owner and/or any Stockholder Associated Person, (4) a description of any agreement, arrangement or understanding between or among such stockholder, such beneficial owner and/or any Stockholder Associated Person and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are being made or who may participate in the solicitation of proxies or votes in favor of electing such nominee(s), (5) a description of any agreement, arrangement or understanding (including any derivative or short positions, swaps, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into by, or on behalf of, such Stockholder, such beneficial owner and/or any Stockholder Associated Person, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such Stockholder, such beneficial owner and/or any Stockholder Associated Person with respect to shares of stock or other securities of the Corporation, (6) any other information relating to such Stockholder, such beneficial owner and/or any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of Directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (7) a representation that such Stockholder intends to appear in person or by proxy at the meeting to nominate the person(s) named in its notice, (8) a representation that such Stockholder, such beneficial owner and/or any Stockholder Associated Person has complied, and will comply, with all applicable requirements of state law and the Exchange Act with respect to matters set forth in this Section 2.3, and (9) a representation whether such Stockholder, such beneficial owner and/or any Stockholder Associated Person intends or is part of a group that intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock reasonably believed by such Stockholder or such beneficial owner to be sufficient to elect the nominee (and such representation shall be included in any such proxy statement and form of proxy) and/or (y) otherwise to solicit proxies or votes from Stockholders in support of such nomination (and such representation shall be included in any such solicitation materials). Not later than 10 days after the record date for the meeting, the information required by Items (A)(1)-(5) and (B)(1)-(6) of the prior sentence shall be supplemented by the Stockholder giving the notice to provide updated information as of the record date; provided, that no such supplement shall cure or affect the accuracy (or inaccuracy) of any representations made by any Stockholder, beneficial owner, nominee or other Stockholder Associated Person or the validity (or invalidity) of any nomination that failed to comply with this Section 2.3 or is rendered invalid as a result of any inaccuracy therein. In addition, to be effective, the Stockholder’s notice must also be accompanied by the written consent of the proposed nominee to being named in the Corporation’s proxy statement and accompanying proxy card and to serve as a Director if elected. In addition, to be in proper form, such notice must be accompanied by (1) a written questionnaire with respect to the background and qualification of each proposed nominee completed by such proposed nominee in the form required by the Corporation (which form the Stockholder shall request in writing from the Secretary of the Corporation and which the Secretary shall provide to such Stockholder within 10 days of receiving such request) and (2) each such proposed nominee’s written representation and agreement in the form required by the Corporation (which form the Stockholder shall request in writing from the Secretary of the Corporation and which the Secretary shall provide to such Stockholder within 10 days of receiving such request) that: (A) such proposed nominee is not and will not become party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a Director of the Corporation, will act or vote on any issue or question that has not been disclosed to the Corporation; (B) such proposed nominee is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Director that has not been disclosed to the Corporation; and (C) such proposed nominee will, if elected as a Director of the Corporation, comply with all of the Corporation’s corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines, and any other Corporation policies and guidelines applicable to Directors. The Corporation may require any proposed nominee to furnish such other information as the Corporation may reasonably require to determine, among other things, the eligibility of such proposed nominee to serve as a Director of the Corporation or whether such nominee would be independent under applicable Securities and Exchange Commission (“SEC”) and stock exchange rules and the Corporation’s publicly disclosed Corporate Governance Guidelines. Notwithstanding anything herein to the contrary, a Stockholder shall not have complied with this Section 2.3 if the Stockholder, beneficial owner and/or any Stockholder Associated Person solicits or does not solicit, as the case may be, proxies or votes in support of such Stockholder’s nominee in contravention of the representations with respect thereto required by this Section 2.3.

Community Financial System, Inc.

Bylaws

Such notice must also be accompanied by a representation as to whether or not such Stockholder, beneficial owner and/or any Stockholder Associated Person intends to solicit proxies in support of any Director nominees other than the Corporation’s nominees in accordance with Rule 14a-19 under the Exchange Act, and, where such Stockholder, beneficial owner and/or Stockholder Associated Person intends to so solicit proxies, the notice and information required by Rule 14a-19(b) under the Exchange Act. Notwithstanding anything to the contrary in these Bylaws, unless otherwise required by law, if any Stockholder, beneficial owner and/or Stockholder Associated Person (i) provides notice pursuant to Rule 14a-19(b) under the Exchange Act and (ii) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) under the Exchange Act (or fails to timely provide reasonable evidence sufficient to satisfy the corporation that such stockholder, beneficial owner and/or Stockholder Associated Person has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act in accordance with the following sentence), then the nomination of each of the director nominees proposed by such Stockholder, beneficial owner and/or Stockholder Associated Person shall be disregarded, notwithstanding that proxies or votes in respect of the election of such proposed nominees may have been received by the Corporation (which proxies and votes, as they relate to such disregarded nominee, shall be disregarded). Upon request by the Corporation, if any Stockholder, beneficial owner and/or Stockholder Associated Person provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such Stockholder, beneficial owner and/or Stockholder Associated Person shall deliver to the Corporation, no later than five business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) under the Exchange Act.

Community Financial System, Inc.

Bylaws

(c) The Chair of any meeting (and, in advance of any meeting, the Board) shall have the power and duty to determine whether a nomination was made in accordance with the provisions of this Section 2.3 (including whether the Stockholder, beneficial owner and/or any Stockholder Associated Person did or did not so solicit, as the case may be, proxies or votes in support of such Stockholder’s nominee in compliance with the representations with respect thereto required by this Section 2.3), and if the Chair (or the Board) should determine that a nomination was not made in accordance with the provisions of this Section 2.3, the Chair shall so declare to the meeting and such nomination shall not be brought before the meeting.

(d) Except as otherwise required by law (including Rule 14a-19 under the Exchange Act), nothing in this Section 2.3 shall obligate the Corporation or the Board to include in any proxy statement, proxy card or other Stockholder communication distributed on behalf of the Corporation or the Board the name of or other information with respect to any nominee for Director submitted by a Stockholder.

(e) Notwithstanding the foregoing provisions of this Section 2.3, unless otherwise required by law, if the Stockholder (or a qualified representative of the Stockholder) does not appear at the meeting to present a nomination, such nomination shall not be brought before the meeting, notwithstanding that proxies or votes in respect of such nominee may have been received by the Corporation. For purposes of this Section 2.3, to be considered a “qualified representative of the stockholder,” a person must be a duly authorized officer, manager or partner of such Stockholder or must be authorized by a written instrument executed by such Stockholder or an electronic transmission delivered by such Stockholder to act for such Stockholder as proxy at the meeting of Stockholders and such person must produce such written instrument or electronic transmission, or a reliable reproduction of the written instrument or electronic transmission, at the meeting of Stockholders.

(f) For purposes of this Section 2.3, “public disclosure” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(g) Unless the Corporation elects otherwise, a Stockholder’s notice to the Corporation of nominations shall be in writing exclusively (and not in an electronic transmission) and shall be delivered exclusively by hand (including, without limitation, overnight courier service) or by certified or registered mail, return receipt requested, and the Corporation shall not be required to accept delivery of any document not in such written form or so delivered.

Community Financial System, Inc.

Bylaws

2.4       Election. Directors shall, except as otherwise required by law or by the Certificate of Incorporation, be elected by a plurality of the votes cast at a meeting of Stockholders by the holders of shares entitled to vote in the election.

2.5       Newly Created Directorships and Vacancies. Unless otherwise provided in the Certificate of Incorporation, newly created directorships resulting from an increase in the number of Directors and vacancies occurring in the Board for any other reason, including the removal of Directors without cause, may be filled by vote of a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director, or may be elected by a plurality of the votes cast by the holders of shares of capital stock entitled to vote in the election at a special meeting of Stockholders called for that purpose. A Director elected to fill a vacancy shall be elected to hold office until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal.

2.6       Resignations. Any Director may resign at any time by written notice to the Corporation. Such resignation shall take effect at the time therein specified, and, unless otherwise specified, the acceptance of such resignation shall not be necessary to make it effective.

2.7       Removal of Directors. Subject to the provisions of Section 141(k) of the General Corporation Law, any or all of the Directors may be removed with or without cause, by the holders of a majority of the shares then entitled to vote at an election of Directors.

2.8       Compensation. Each Director, in consideration of his or her service as such, shall be entitled to receive from the Corporation such amount per annum or such fees for attendance at Director’s meetings, or both, as the Board may from time to time determine, together with reimbursement for the reasonable expenses incurred by him in connection with the performance of his or her duties. Each Director who shall serve as a member of any committee of Directors in consideration of his or her serving as such shall be entitled to such additional amount per annum or such fees for attendance at committee meetings, or both, as the Board may from time to time determine, together with reimbursement for the reasonable expenses incurred by him or her in the performance of his or her duties. Nothing contained in this section shall preclude any Director from serving the Corporation or its subsidiaries in any other capacity and receiving proper compensation therefor.

Community Financial System, Inc.

Bylaws

2.9       Place and Time of Meetings of the Board. Meetings of the Board, regular or special, may be held at any place within or without the State of Delaware. The times and places for holding meetings of the Board may be fixed from time to time by resolution of the Board or (unless contrary to resolution of the Board) in the notice of the meeting.

2.10       Organizational Meetings. On the day when and at the place where the annual meeting of Stockholders for the election of Directors is held, and as soon as practicable thereafter, the Board may hold its organizational meeting, without notice of such meeting, for the purposes of organization, the election of officers and the transaction of other business. The organizational meeting of the Board may be held at any other time and place specified in a notice given as provided in Section 2.12 of the Bylaws for special meetings of the Board or in a waiver of notice thereof.

2.11       Regular Meeting. Regular meetings of the Board may be held at such times and places as may be fixed from time to time by the Board. Unless otherwise required by the Board, regular meetings of the Board may be held without notice.

If any day fixed for a regular meeting of the Board shall be a Saturday or Sunday or legal holiday at the place where such meeting is to be held, then such meeting shall be held at the same hour at the same place on the first business day thereafter which is not a Saturday, Sunday or legal holiday.

2.12       Special Meeting. Special meetings of the Board shall be held whenever called by the Chair of the Board or the President or the Secretary or by any three or more Directors. Notice of each special meeting of the Board shall be provided to each Director at least three (3) business days before the date on which the meeting is to be held. Such notice shall state the place, date, time and purpose of the meeting and shall be given to each Director at such address or contact information maintained by the Secretary for such purposes by telephone, mail, telegram, facsimile, or electronic mail, or be delivered to him personally, at least three (3) business days before the date such meeting is to be held. Notice of a meeting need not be given to any Director who submits a signed waiver of notice whether before or after the meeting.

2.13       Adjourned Meetings. A majority of the Directors present at any meeting of the Board, including an adjourned meeting, whether or not a quorum is present, may adjourn such meeting to another time and place. Notice of any adjourned meeting of the Board need not be given to any Director whether or not present at the time of the adjournment. Any business may be transacted at any adjourned meeting that might have been transacted at the meeting as originally called.

Community Financial System, Inc.

Bylaws

2.14       Waiver of Notice. Whenever notice is required to be given to a Director or member of a committee of Directors under any provision of the General Corporation Law or of the Certificate of Incorporation or Bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Directors, or members of a committee of Directors, need be specified in any written waiver of notice.

2.15       Organization. At each meeting of the Board, the Chair of the Board, or in the absence of the Chair of the Board, the Vice Chair, or in the absence of the Chair of the Board and Vice Chair, the President of the Corporation, or in the absence of all of the foregoing, a chair chosen by a majority of the Directors present, shall preside. The Secretary shall act as secretary at each meeting of the Board. In case the Secretary shall be absent from any meeting of the Board, an Assistant Secretary shall perform the duties of the secretary at such meeting; and in the absence from any such meeting of the Secretary and all Assistant Secretaries, the person presiding at the meeting may appoint any person to act as secretary of the meeting.

2.16       Quorum of Directors. A majority of the total number of Directors shall constitute a quorum for the transaction of business or of any specified item of business at any meeting of the Board.

Community Financial System, Inc.

Bylaws

2.17       Action of the Board. All corporate action taken by the Board or any committee thereof shall be taken at a meeting of the Board, or of such committee, as the case may be, except that any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the records of the meeting of the Board or committee. Members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or of such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all person participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 2.17 shall constitute presence in person at such meeting. Except as otherwise provided by the Certificate of Incorporation or by law, the vote of a majority of the Directors present (including those who participate by means of conference telephone or similar communications equipment) at the time of the vote, if a quorum is present at such time, shall be the act of the Board.

2.18       Term of Office. The term of a Director shall terminate at the next annual Stockholders’ meeting following the end of the calendar year in which a Director attains age 70.

2.19       Chair of the Board. The Chair of the Board shall be a member of the Board and shall preside at meetings of the Board and the Stockholders. The Chair shall keep in close touch with the administration of the affairs of the Corporation. The Chair may, with the President, any Vice President, the Secretary or the Treasurer or an Assistant Secretary or and Assistant Treasurer, sign certificates for shares of capital stock of the Corporation. The Chair may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts and other instruments, except in cases where the signing and execution thereof shall be expressly delegated by the Board or by the Bylaws to some other officer or agent of the Corporation, or shall be required by law otherwise to be signed or executed, and, in general, he or she shall perform all duties incident to the office of the Chair of the Board.

2.20       Vice Chair. The Board may designate a Vice Chair from time to time. The Vice Chair shall be a member of the Board and will perform such duties as assigned by the Board.

2.21       Emergency Bylaws. In the event of any emergency, disaster, catastrophe or other similar emergency condition of a type described in Section 110(a) of the General Corporation Law (an “Emergency”), notwithstanding any different or conflicting provisions in the General Corporation Law, the Certificate of Incorporation or these Bylaws, during such Emergency:

(a)       Notice. A meeting of the Board or a committee thereof may be called by any Director, the Chair of the Board, the President or the Secretary by such means as, in the judgment of the person calling the meeting, may be feasible at the time, and notice of any such meeting of the Board or any committee may be given, in the judgment of the person calling the meeting, only to such Directors as it may be feasible to reach at the time and by such means as may be feasible at the time. Such notice shall be given at such time in advance of the meeting as, in the judgment of the person calling the meeting, circumstances permit.

Community Financial System, Inc.

Bylaws

(b)       Quorum. The Director or Directors in attendance at a meeting called in accordance with Section 2.21(a) shall constitute a quorum.

(c)       Liability. No officer, Director or employee acting in accordance with this Section 2.21 shall be liable except for willful misconduct. No amendment, repeal or change to this Section 2.21 shall modify the prior sentence with regard to actions taken prior to the time of such amendment, repeal or change.

ARTICLE 3
Committees of the Board

3.1       Committees. The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the Directors of the Corporation. The Board shall establish an audit committee, a compensation committee, a nominating and corporate governance committee (“Governance Committee”), and an executive committee. The same rules that govern meetings and voting requirements of the Board shall apply to the conduct of committee meetings, and a majority of the appointed committee members shall represent a quorum. The functions and responsibilities of such committees shall be determined by the Board from time to time and reflected in committee charters for standing committees or authorizing resolutions of the Board.

The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement or merger or consolidation, recommending to the Stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the Stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the Bylaws of the Corporation; and, unless the resolution designating it expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

Community Financial System, Inc.

Bylaws

3.2       Committee Designations and Chairs. Each year in connection with the organizational meeting referenced in Section 2.10 of the Bylaws, the Governance Committee (or other appropriate independent committee designated by the Board) shall consider appropriate Director assignments consistent with the qualifications of Directors and applicable legal requirements and submit its recommendation for committee assignments and chair positions for the Board and all committees to the full Board for consideration and approval. The committee structure will be evaluated on an annual basis and there will be a four year term limit for the chair of each committee unless such term limit is waived by the Board. There will also be a four year term limit for the Chair of the Board with the potential for appointment for a longer period at the judgment of the Board. The Governance Committee will conduct a performance evaluation of the Chair of the Board and a review of the effectiveness of the committee structure on an annual basis.

ARTICLE 4
Officers

4.1       Officers. The Board shall elect a President, a Secretary and a Treasurer and/or Chief Financial Officer, and may elect or appoint one or more Vice Presidents and such other officers as it may determine. The Board may designate one or more Vice Presidents as Executive Vice Presidents, and may use descriptive words or phrases to designate the standing, seniority or area of special competence of the Vice Presidents elected or appointed by it. Each officer shall hold his or her office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal in the manner provided in Section 4.2 of the Bylaws. Any two or more offices may be held by the same person. The Board may require any officer to give a bond or other security for the faithful performance of his or her duties, in such amount and with such sureties as the Board may determine. All officers as between themselves and the Corporation shall have such authority and perform such duties in the management of the Corporation as may be provided in the Bylaws or as the Board may from time to time determine.

4.2       Removal of Officers. Any officer elected or appointed by the Board may be removed by the Board with or without cause. The removal of an officer without cause shall be without prejudice to his or her contract rights, if any. The election or appointment of an officer shall not of itself create contract rights.

Community Financial System, Inc.

Bylaws

4.3       Resignations. Any officer may resign at any time by so notifying the Board, the Chair of the Board, the President or the Secretary in writing. Such resignation shall take effect at the date of receipt of such notice or at such later time as is therein specified, and, unless otherwise specified, the acceptance of such resignation shall not be necessary to make it effective. The resignation of an officer shall be without prejudice to the contract rights of the Corporation, if any.

4.4       Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled for the unexpired portion of the term in the manner prescribed in the Bylaws for the regular election or appointment to such office.

4.5       Compensation. Salaries or other compensation of the officers may be fixed from time to time by the Board. No officer shall be prevented from receiving a salary or other compensation by reason of the fact that he or she is also a Director.

4.6       President. The President shall be the chief executive officer of the Corporation and shall have general supervision over the business of the Corporation, subject, however, to the control of the Board and of any duly authorized committee of Directors. The President shall preside at any meeting of the Stockholders in the absence of the Chair and, in the absence of the Chair of the Board and the Vice Chair or other designee of the Board, at any meeting of the Board. The President may, with the Chair of the Board, any Vice President, the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer, sign certificates for shares of capital stock of the Corporation. The President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts and other instruments, except in cases where the signing and execution thereof shall be expressly delegated by the Board or by the Bylaws to some other officer or agent of the Corporation, or shall be required by law otherwise to be signed or executed; and, in general, he or she shall perform all duties incident to the office of President and such other duties as from time to time may be assigned to him or her by the Board. The President shall see that the acts of the executive officers conform to the policies of the Corporation as determined by the Board and shall perform such other duties as may from time to time be assigned to him or her by the Board.

Community Financial System, Inc.

Bylaws

4.7       Vice Presidents. At the request of the President, or in his or her absence, at the request of the Chair of the Board or the Board, the Vice President (in such order as may be designated by the Board or, in the absence of any such designation, in order of seniority based on age) shall perform all of the duties of the President and so acting shall have all the powers of and be subject to all restrictions upon the President. Any Vice President may also, with the Chair of the Board, the President, the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer, sign certificates for shares of capital stock of the Corporation; may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments authorized by the Board, except in cases where the signing and execution thereof shall be expressly delegated by the Board or by the Bylaws to some other officer or agent of the Corporation, or shall be required by law otherwise to be signed or executed; and shall perform such other duties as from time to time may be assigned to him or her by the Board or by the President.

4.8       Secretary. The Secretary, if present, shall act as secretary of all meetings of the Stockholders and of the Board, and shall keep the minutes thereof in the proper book or books to be provided for that purpose; he or she shall see that all notices required to be given by the Corporation are duly given and served; he or she may, with the Chair of the Board, the President or a Vice President, sign certificates for shares of capital stock of the Corporation; the Secretary shall be custodian of the seal of the Corporation and may seal with the seal of the Corporation, or a facsimile thereof, all certificates for shares of capital stock of the Corporation and all documents the execution of which on behalf of the Corporation under its corporate seal is authorized in accordance with the provisions of the Bylaws; the Secretary shall have charge of the stock ledger and also of the other books, records and papers of the Corporation relating to it organization and management as a Corporation, and shall see that the reports, statements and other documents required by law are properly kept and filed; and shall, in general, perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Board or by the President.

Community Financial System, Inc.

Bylaws

4.9       Treasurer. The Treasurer shall have charge and custody of, and be responsible for, all funds, securities and notes of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any sources whatsoever; deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with these Bylaws; against proper vouchers, cause such funds to be disbursed by checks or drafts on the authorized depositories of the Corporation signed in such manner as shall be determined in accordance with an provisions of the Bylaws, and be responsible for the accuracy of the amounts of all moneys so disbursed; regularly enter or cause to be entered in books to be kept by him or her or under his or her direction full and adequate account of all moneys received or paid by him or her for the account of the Corporation; have the right to require. from time to time, reports or statements giving such information as he or she may desire with respect to any and all financial transactions of the Corporation from the officers or agents transacting the same; render to the President or the Board, whenever the President or the Board, respectively, shall require him or her so to do, an account of the financial condition of the Corporation and of all his or her transactions as Treasurer; exhibit at all reasonable times his or her books of account and other records to any of the Directors upon application at the office of the Corporation where such books and records are kept; and, in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the Board or by the President, and he or she may sign with the Chair of the Board, the President or a Vice President certificates for shares of capital stock of the Corporation.

4.10       Assistant Secretaries and Assistant Treasurers. Assistant Secretaries and Assistant Treasurers shall perform such duties as shall be assigned to them by the Secretary or by the Treasurer, respectively, or by the Board or by the President. Assistant Secretaries and Assistant Treasurers may, with the Chair of the Board, the President or a Vice President, sign certificates for shares of capital stock of the Corporation.

ARTICLE 5
Contracts, Checks, Drafts, Bank Accounts, Etc.

5.1       Execution of Contracts. The Board may authorize any officer, employee or agent, in the name and on behalf of the Corporation, to enter into any contract or execute and satisfy any instrument, and any such authority may be general or confined to specific instances or otherwise limited.

5.2       Loans. The President or any other officer, employee or agent authorized by the Bylaws or by the Board may effect loans and advances at any time for the Corporation from any bank, trust company or other institutions or from any firm, corporation or individual and for such loans and advances may make, execute and deliver promissory notes, bonds or other certificates or evidences of indebtedness of the Corporation, and, when authorized by the Board so to do, may pledge and hypothecate or transfer any securities or other property of the Corporation as security for any such loans or advances. Such authority conferred by the Board may be general or confined to specific instances or otherwise limited.

Community Financial System, Inc.

Bylaws

5.3       Checks, Drafts, Etc. All checks, drafts and other orders for the payment of money out of the funds of the Corporation and all notes or other evidences of indebtedness of the Corporation shall be signed on behalf of the Corporation in such manner as shall from time to time be determined by resolution of the Board.

5.4       Deposits. The funds of the Corporation not otherwise employed shall be deposited from time to time to the order of the Corporation in such banks, trust companies or other depositories as the Board may select or as may be selected by an officer, employee or agent of the Corporation to whom such power pay from time to time be delegated by the Board.

ARTICLE 6
Stock and Dividends

6.1       Certificates Representing Shares. The shares of capital stock of the Corporation shall be represented by certificates or by uncertificated shares provided that the Board has approved such uncertified shares by a resolution. All stock certificates shall be in such form (consistent with the provisions of Section 158 of the General Corporation Law) as shall be approved by the Board.

Such certificates shall be signed by the Chair of the Board or the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and may be sealed with the seal of the Corporation or a facsimile thereof. The signatures of the officers upon a certificate may be facsimiles, if the certificate is countersigned by a transfer agent or register other than the Corporation itself or its employee. In case any officer, transfer agent or register who has signed or whose facsimile signature has been placed upon any certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may, unless otherwise ordered by the Board, be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

6.2       Transfer of Shares. Transfers of shares of capital stock of the Corporation shall be made only on the books of the Corporation by the holder thereof or by his or her duly authorized attorney appointed by a power of attorney duly executed and filed with the Secretary or transfer agent of the Corporation, and on surrender of the certificate or certificates representing such shares of capital stock properly endorsed for transfer and upon payment of all necessary transfer taxes. Every certificate exchanged, returned or surrendered to the Corporation shall be marked “Canceled,” with the date of cancellation, by the Secretary or an Assistant Secretary or the transfer agent of the Corporation. A person in whose name shares of capital stock shall stand on the books of the Corporation shall be deemed the owner thereof to receive dividends, to vote as such owner and for all other purposes as respects the Corporation.

Community Financial System, Inc.

Bylaws

No transfer of shares of capital stock shall be valid as against the Corporation, its Stockholders and creditors for any purpose, except to render the transferee liable for the debts of the Corporation to the extent provided by law, until such transfer shall have been entered on the books of the Corporation by an entry showing from and to whom transferred.

6.3       Transfer and Registry Agents. The Corporation may from time to time maintain one or more transfer officers or agents and registry officer or agents at such place or places as may be determined from time to time by the Board.

6.4       Lost, Destroyed, Stolen and Mutilated Certificates. The holder of any shares of capital stock of the Corporation shall immediately notify the Corporation of any loss, destruction, theft or mutilation of the certificate representing such shares, and the Corporation may issue a new certificate to replace the certificate alleged to have been lost, destroyed, stolen or mutilated. The Board may, in its discretion, as a condition to the issue of any such new certificate, require the owner of the lost, destroyed, stolen or mutilated certificate, or his or her legal representatives, to make proof satisfactory to the Board of such loss, destruction, theft or mutilation and to advertise such fact in such manner as the Board may require, and to give the Corporation and its transfer agents and registrars, or such of them as the Board may require, a bond is such form, in such sums and with such surety or sureties as the Board may direct, to indemnify the Corporation and its transfer agents and registrar against any claim that may be made against any of them on account of the continued existence of any such certificate so alleged to have been lost, destroyed, stolen or mutilated and against any expense in connection with such claim.

6.5       Regulations. The Board may make such rules and regulations as it may deem expedient, not inconsistent with the Bylaws or with the Certificate of Incorporation, concerning the issue, transfer and registration of certificates representing shares of its capital stock.

Community Financial System, Inc.

Bylaws

6.6       Restriction on Transfer of Stock. A written restriction on the transfer or registration of transfer of capital stock of the Corporation, if permitted by Section 202 of the General Corporation Law and noted conspicuously on the certificate representing such capital stock, may be enforced against the holder of the restricted capital stock or any successor or transferee of the holder including an executor, administrator, trustee, guardian or other fiduciary entrusted with like responsibility for the person or estate of the holder. Unless noted conspicuously on the certificate representing such capital stock, a restriction, even though permitted by Section 202 of the General Corporation Law, shall be ineffective except against a person with actual knowledge of the restriction. A restriction on the transfer or registration or transfer of capital stock of the Corporation may be imposed either by the Certificate of Incorporation or by an agreement among any number of Stockholders or among such Stockholders and the Corporation. No restriction so imposed shall be binding with respect to capital stock issued prior to the adoption of the restriction unless the holders of such capital stock are parties to an agreement or voted in favor of the restriction.

6.7       Dividends, Surplus, Etc. Subject to the provisions of the Certificate of incorporation and of law, the Board:

(a) May declare and pay dividends or make other distributions on the outstanding shares of capital stock in such amounts and at such time or times as, in its discretion, the condition of the affairs of the Corporation shall render advisable;

(b) May use and apply, in its discretion, any of the surplus of the Corporation in purchasing or acquiring any shares of capital stock of the Corporation, or warrants therefor, or any of its bonds, debentures, notes, scrip or other securities or evidences of indebtedness in accordance with law;

(c) May set aside from time to time out of such surplus of net profits such sum or sums as, in its discretion, it may think proper, as a reserve fund to meet contingencies, or for equalizing dividends or for the purpose of maintaining or increasing the property or business of the Corporation, or for any purpose it may think conducive to the best interests of the Corporation.

Community Financial System, Inc.

Bylaws

ARTICLE 7
Indemnification

7.1       Indemnification of Officers and Directors. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was Director or an officer of the Corporation, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding to the fullest extent and in the manner set forth in and permitted by the General Corporation Law, and any other applicable law, as from time to time in effect. Such right of indemnification shall not be deemed exclusive of any other rights to which such Director or officer may be entitled apart from the foregoing provisions. The foregoing provisions of this Section 7.1 shall be deemed to be a contract between the Corporation and each Director and officer who serves in such capacity at any time while this Article 7 and the relevant provisions of the General Corporation Law and other applicable law, if any, are in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

7.2       Indemnification of Other Person. The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees), judgment, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding to the extent and in the manner set forth in and permitted by the General Corporation Law, and any other applicable law, as from time to time in effect. Such right of indemnification shall not be deemed exclusive of any other rights to which any such person may be entitled apart from the foregoing provisions.

7.3       Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of Sections 7.1 and 7.2 of the Bylaws or under Section 145 of the General Corporation Law or any other provision of law.

ARTICLE 8
MISCELLANEOUS

8.1       Corporate Seal. The Board may adopt a corporate seal which shall be in the form of a circle and shall bear the full name of the Corporation, the year of its incorporation and the word “Delaware.”

Community Financial System, Inc.

Bylaws

8.2       Fiscal Year. The fiscal year of the Corporation shall be as fixed by the Board.

8.3       Books to be Kept. The Corporation shall keep correct and complete books and records of account, stock transfer books, minutes of proceedings of its Stockholders and Board and such other records as may be necessary or advisable.

ARTICLE 9
Voting of Shares Held

Unless otherwise directed by the Board, the President or any other officer of the Corporation authorized by the President shall have the power to vote or otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which this Corporation may hold securities and otherwise exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

ARTICLE 10
Amendments

Except as otherwise specifically provided by statute, the Bylaws may be added to, amended, altered, or repealed at any meeting of the Board by vote of a majority of the entire Board, provided that written notice of any such proposed action shall be given to each Director prior to such meeting.

Last amended:   May 15, 2024